Exhibit 99.1

Resideo Signs Agreement To Accelerate Payment of All Potential Monetary Obligations Under

Indemnification and Reimbursement Agreement with Honeywell and Eliminate All Future Payments

$1.59 Billion To Be Paid to Honeywell in the Third Quarter of 2025

SCOTTSDALE, Ariz., July 30, 2025 — Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets, today announced that it has entered into a definitive agreement (the “Agreement”) with Honeywell International Inc. (NASDAQ: HON) to accelerate and eliminate all future monetary obligations under the Indemnification and Reimbursement Agreement (the “Indemnification Agreement”) the companies entered into in 2018 in connection with Resideo’s spin-off from Honeywell. Resideo’s other agreements with Honeywell, including its long-term license to use the Honeywell Home brand, will remain in effect.

Under the terms of the Agreement, Resideo will accelerate all of its potential indemnification and reimbursement obligations and make a one-time cash payment of $1.59 billion to Honeywell in the third quarter of 2025. In addition, Resideo made its regularly scheduled third quarter payment under the Indemnification Agreement of $35 million on July 29, 2025. Upon the closing of the transactions contemplated by the Agreement, the Indemnification Agreement will terminate, resulting in the elimination of Resideo’s obligation to make annual payments to Honeywell of up to $140 million through year-end 2043 and the elimination of all of the affirmative and negative covenants contained in the Indemnification Agreement. The termination of the Indemnification Agreement is expected to be immediately accretive to Resideo’s adjusted earnings per share and free cash flow.

Jay Geldmacher, Resideo’s President and CEO, said, “This agreement with Honeywell marks a significant turning point for Resideo and exemplifies the constructive relationship we have forged with Honeywell. With the closing of this agreement, we expect to significantly enhance our strategic and financial flexibility while also providing simplicity and clarity for our investors. We believe our future annual profitability and free cash flow generation will be improved, and Resideo now has the ability to pursue the value-creating opportunity provided by separating ADI and Products & Solutions, which we also announced today.”

Resideo intends to finance the payment to Honeywell through a combination of approximately $400 million of cash-on-hand and new senior secured debt financing that has been committed by J.P. Morgan and Wells Fargo.

Planned Spin-Off of ADI Global Distribution

Resideo separately announced today its intention to separate its ADI Global Distribution business through a tax-free spin-off to Resideo shareholders, creating two independent public companies.

Expectations as to Second Quarter 2025 Financial Results

Resideo previously provided an outlook on May 6, 2025, for its second quarter 2025 as follows:

($ in millions, except per share data)	Q2 2025
Net revenue	$1,805 - $1,855
Non-GAAP Adjusted EBITDA	$175 - $195
Non-GAAP Adjusted Earnings Per Share	$0.51 - $0.61

Resideo expects to be above the high-end of its outlook range for each of these three metrics. Resideo also expects to report total cash of approximately $750 million at June 28, 2025.

Resideo will release its second quarter 2025 financial results and update its annual outlook on August 5, 2025.

Conference Call and Webcast Details

Resideo will hold a conference call with investors today, July 30, 2025, at 8:30 a.m. ET. An audio webcast of the call will be accessible at https://investor.resideo.com, where related materials will be posted before the call. A replay of the webcast will be available following the presentation. To join the conference call, please dial (800) 715-9871 (U.S. toll-free) or (646) 307-1963 (international) with the conference ID: 4230758.

Advisors

Willkie Farr & Gallagher LLP is serving as legal counsel to Resideo and Collected Strategies is serving as strategic communications advisor.

About Resideo

Resideo is a leading manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets. We are a leader in the home heating, ventilation, and air conditioning controls markets, smoke and carbon monoxide detection home safety and fire suppression products markets, and security products markets. Our solutions and services can be found in over 150 million residential and commercial spaces globally, with tens of millions of new devices sold annually. For more information about Resideo and our trusted, well-established brands including First Alert, Honeywell Home, BRK, Control4, and others, visit www.resideo.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, those regarding the (i) anticipated completion of the transaction announced with Honeywell (including the timing thereof), (ii) expectation that the completion of the transaction will be immediately accretive to Resideo’s adjusted earnings per share and free cash flow and increase future annual profitability, (iii) belief that the transaction will enhance Resideo’s strategic and financial flexibility, (iv) announced separation of Resideo Technologies’ Products & Solutions and ADI Global Distribution businesses into two independent publicly traded companies, and (v) the expectation that its financial results for the quarter ended June 28, 2025 will be above the high-end of its outlook range provided in May 2025. Forward-looking statements are typically identified by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” and similar expressions, although not all forward-looking statements contain these words. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Among the factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements are the possibility that the transaction announced with Honeywell is not consummated (including due to the unavailability of the related debt financing), that the intended economic impact or anticipated strategic and financial flexibility arising from the consummation of such transaction do not materialize as planned, that the announced separation of the ADI Global Distribution and Products & Solutions businesses is not pursued or, if pursued, that the conditions to such separation are not satisfied within the expected timeframe or at all, and that the actual financial results for the second quarter ended June 28, 2025 differ materially from Resideo’s expectations set forth in this press release (including by not being above the high-end of its outlook range provided in May 2025), including due to the completion of financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that financial results are finalized. Additional risks include the impact of macroeconomic and geopolitical developments, market volatility, supply chain disruptions, changes in laws or regulations, litigation, and challenges related to talent attraction and retention. Further information on these and other risks and uncertainties is detailed in Resideo’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Resideo undertakes no obligation to update or revise any forward-looking statements contained herein, whether as a result of new information, future events, or otherwise, except as required by law.

This press release also contains references to financial measures that are not presented in accordance with generally accepted accounting principles (GAAP). Resideo management believes the use of such non-GAAP financial measures, specifically Non-GAAP Adjusted EBITDA and Adjusted Net Income per diluted common share, assists investors in understanding the ongoing operating performance of Resideo by presenting the financial results between periods on a more comparable basis. A reconciliation of the forecasted range for Adjusted EBITDA and Adjusted Net Income per diluted common share for the second quarter of 2025 are not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation.

Contacts:

Investors:

Christopher T. Lee

Global Head of Strategic Finance

investorrelations@resideo.com

Media:

Garrett Terry

Corporate Communications Manager

garrett.terry@resideo.com

or

Dan Moore, Jim Golden, Tali Epstein

Collected Strategies

Resideo-CS@collectedstrategies.com